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                                                                     EXHIBIT 5.1

                                February 6, 1998

Board of Directors
MLC Holdings, Inc.
11150 Sunset Hills Road, Suite 110
Reston, VA  20190

           Re:  Registration Statement on Form S-1

Gentlemen:

           We have acted as counsel for MLC Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-1, Registration No. 333-44335, (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the offering of 2,000,000 shares (the "Acquisition Shares") of Common Stock, $.01 par value per share (the "Common Stock"). The Registration Statement also relates to an aggregate of 964,305 shares (the "Selling Stockholder Shares") of Common Stock for offer and sale by the holders thereof (the "Selling Stockholders").

           We have examined the Certificate of Incorporation and By-Laws of the Company, the minutes of the various meetings and written consents of the Board of Directors and stockholders of the Company, the form of certificate representing the Common Stock, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinions expressed below. In such examination, we have assumed that the executed version of all documents submitted to us in draft form will conform to the draft versions thereof filed as exhibits to the Registration Statement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof. We are admitted to practice in Virginia; we are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of rendering this opinion. Subject to the foregoing, we do not herein give any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.


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Board of Directors
MLC Holdings, Inc.
February 6, 1998
Page 2

           Based upon the foregoing and in reliance thereon and subject to the effectiveness of the Registration Statement under the Act, we are of the opinion that:

           1. The Acquisition Shares have been duly authorized and, when issued and sold in accordance with the Prospectus, will be legally issued, fully paid and nonassessable.

           2. The Selling Stockholder Shares have been duly authorized and, when sold in accordance with the Prospectus, will be legally issued, fully paid and nonassessable.

           We hereby consent to be named in the Registration Statement and the Prospectus contained therein as attorneys who have passed upon certain legal matters in connection with the securities offered thereby under the caption "Legal Matters." We further consent to your filing of a copy of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations thereunder.

                                        Very truly yours,

                                        /S/ Hazel & Thomas, P.C.
                                        Hazel & Thomas, P.C.